
OAKWOOD MORTGAGE INVESTORS, INC. 1996-A                         REPORT DATE: SEPTEMBER 8, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                            POOL REPORT # 19
REMITTANCE REPORT                                                                                        Page 1 of 6
REPORTING MONTH: AUGUST 30, 1997


                                             Scheduled Principal Balance of Contracts
-------------------------------------------------------------------------------------------------------------------

Beginning                                                                                    Ending                Scheduled
Principal          Scheduled         Prepaid          Liquidated         Contracts           Principal             Gross
Balance            Principal         Principal        Principal          Repurchased         Balance               Interest
------------------------------------------------------------------------------------------------------------------------------------


140,927,641.91     (368,720.96)      (561,670.81)     (791,739.59)       0.00                139,205,510.55        1,294,831.28
====================================================================================================================================



                   Scheduled                                           Amount
  Servicing        Pass Thru          Liquidation       Reserve        Available for
     Fee           Interest           Proceeds          Fund Draw      Distribution
----------------------------------------------------------------------------------------


  117,439.70       1,177,391.58       548,378.65         0.00          2,773,601.70
========================================================================================




                                                     Reserve Fund as of Cutoff Date
------------------------------------------------------------------------------------------------------------------------------------


 Beginning                                 Investment     Balance Before        Reserve      Reserve           Balance After
  Balance      Deposits     Distrib.       Interest       Current Distribution  Fund Draw    Fund Deposit      Current Distribution
------------------------------------------------------------------------------------------------------------------------------------

326,327.93     0.00         -1,327.93      1,352.84       326,352.84            0.00         0.00              326,352.84
====================================================================================================================================



                       Reserve Fund Required Balance
                       --------------------------------------
                       Before Current     After Current
  Excess               Distribution       Distribution
--------------         --------------------------------------
  1,352.84             325,000.00         325,000.00
==============         ======================================



                                           Certificate Account
-----------------------------------------------------------------------------------------------------------

 Beginning                 Deposits                                     Investment         Ending
  Balance         Principal         Interest        Distributions       Interest           Balance
-----------------------------------------------------------------------------------------------------------

 735,036.37       1,699,203.55      1,278,583.71    (3,050,985.62)      2,999.42           664,837.43
===========================================================================================================



                 P&I Advances at Distribution Date
----------------------------------------------------------------

 Beginning        Recovered         Current          Ending
  Balance          Advances         Advances         Balance
----------------------------------------------------------------

1,718,870.55    1,537,665.69     1,356,322.65     1,537,527.51
================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: AUGUST 30, 1997


Class B Crossover Test                                              Test Met?
--------------------------------------------------------------   ---------------
(a) Remittance date on or after August 2000                             N

(b) Average 60 day Delinquency rate <=        5%                        Y

(c) Average 30 day Delinquency rate <=        7%                        Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                   Aug 2000- Feb 2002         7%                        N
                   Feb 2002- Aug 2003         8%                        N
                   Aug 2003-                  9%                        N


(e) Current realized loss ratio <=            2.75%                     Y

(f) Are class B principal balances >=         21.001%
of stated scheduled pool  balance

                Beginning B-1 balance                13,069,000.00
                Beginning B-2 balance                 6,536,459.00

                                                  ------------------
                                                     19,605,459.00
                Divided by beginning pool
                balance                             140,927,641.91
                                                  ------------------
                                                           13.912%     N
                                                  ==================



 REPORT DATE: SEPTEMBER 8, 1997
 POOL REPORT # 19

 Page 2 of 6                                   `


      Average 60 day delinquency ratio:


                           Over 60s           Pool Balance        %
                      -------------------------------------------------

      Current Mo           6,971,069.07       139,205,510.55    5.01%
      1st Preceding Mo     7,153,952.71       140,927,641.91    5.08%
      2nd Preceding Mo     6,977,753.99       142,664,296.71    4.89%
                                                  Divided by      3
                                                              ---------
                                                                4.99%
                                                              =========
      Average 30 day delinquency ratio:

                           Over 30s           Pool Balance        %
                      -------------------------------------------------------

      Current Mo           10,199,613.05      139,205,510.55    7.33%
      1st Preceding Mo      9,344,942.99      140,927,641.91    6.63%
      2nd Preceding Mo      9,614,440.69      142,664,296.71    6.74%
                                                  Divided by      3
                                                              --------
                                                                6.90%
                                                              ========

      Cumulative loss ratio:

                       Cumulative losses         1,953,783.84
                                              ----------------
      Divided by Initial Certificate Principal 163,369,459.00   1.196%
                                                              =========


      Current realized loss ratio:

                             Liquidation           Pool
                               Losses             Balance
                      ----------------------------------------

      Current Mo              243,360.94      140,927,641.91
      1st Preceding Mo        129,587.43      142,664,296.71



      2nd Preceding Mo        111,010.88      144,097,416.56
                                                                1.365%
                                                              =========

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: AUGUST 30, 1997



                                                  Delinquency Analysis

                                            31 to 59 days           60 to 89 days        90 days and Over          Total Delinq.
              No. of    Principal                 Principal              Principal             Principal               Principal
              Loans     Balance            #      Balance          #     Balance         #     Balance          #      Balance
              ----------------------------------------------------------------------------------------------------------------------
Excluding Repos 4,682   134,630,400.84    114     3,016,504.35    27       718,676.24    63    1,889,322.75    204      5,624,503.34

          Repos   135     4,575,109.71      8       212,039.63    12       351,072.15   115    4,011,997.93    135      4,575,109.71
                --------------------------------------------------------------------------------------------------------------------

          Total 4,817   139,205,510.55    122     3,228,543.98    39     1,069,748.39   178    5,901,320.68    339     10,199,613.05
                ====================================================================================================================

                                                                                                              7.0%             7.33%
                                                                                                           =========================



REPORT DATE: SEPTEMBER 8, 1997
POOL REPORT # 19
                            Page 3 of 6



                                 Repossession Analysis
  Active Repos                Reversal     Current Month
  Outstanding               (Redemption)   Repos              Cumulative Repos
      Principal              Principal          Principal           Principal
 #    Balance         #      Balance      #     Balance       #     Balance
---------------------------------------------------------------------------------
135   4,575,109.71    0      0.00        31     999,057.69   420    11,730,855.37



OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                  REPORT DATE: SEPTEMBER 8, 1997
REMITTANCE REPORT                                                                                                   POOL REPORT # 19
REPORTING MONTH: AUGUST 30, 1997
                                                                                                                         Page 4 of 6
REPOSSESSION LIQUIDATION REPORT




                        Liquidated                                                           Net                      FHA
Account     Customer    Principal      Sales      Insur.       Total       Repossession  Liquidation   Unrecov.    Insurance
Number        Name       Balance     Proceeds     Refunds     Proceeds       Expenses     Proceeds     Advances     Coverage
------------------------------------------------------------------------------------------------------------------------------------
080158-9    SHOUSE      21,216.99    18,400.00       752.88     19,152.88     3,025.46    16,127.42    2,819.43        0.00
080266-0    WOODS       58,202.21    47,650.00     1,576.82     49,226.82     8,293.08    40,933.74    8,838.90        0.00
078501-4    SEMIDEY     32,440.74    28,400.00     1,563.66     29,963.66     2,540.73    27,422.93    3,988.80        0.00
082319-5    MARLOWE     33,027.33    28,000.00     1,619.56     29,619.56     4,024.87    25,594.69    3,246.75        0.00
083307-9    JEFFERIES   22,125.42    21,000.00       749.21     21,749.21     4,110.00    17,639.21    1,942.80        0.00
080059-9    WEISE       28,823.84    23,900.00     1,384.30     25,284.30     1,869.49    23,414.81    3,304.98        0.00
082007-6    NEWMAN      25,721.83    25,491.00     1,056.42     26,547.42     3,581.20    22,966.22    1,595.45        0.00
078619-4    EGGLESTON   27,989.49    27,900.00       771.68     28,671.68     5,152.43    23,519.25    1,811.28        0.00
076776-4    JENKINS      7,842.00     9,900.00        61.48      9,961.48     2,841.98     7,119.50    1,213.17        0.00
079143-4    ELLER       36,223.15    32,650.00     1,434.64     34,084.64     8,051.68    26,032.96    4,575.00        0.00
076647-7    CROPP       18,325.47    19,900.00       502.40     20,402.40     5,822.16    14,580.24    2,884.21        0.00
080628-1    HORTON      26,871.99    25,400.00     1,650.91     27,050.91     9,610.57    17,440.34    5,679.36        0.00
083671-8    CAMARILLO   48,042.28    47,650.00     1,875.27     49,525.27    11,680.04    37,845.23    4,500.18        0.00
081038-2    PECK        52,664.34    52,000.00         0.00     52,000.00     2,746.64    49,253.36    2,920.38        0.00
082921-8    VILLA       40,311.84    39,900.00         0.00     39,900.00     5,191.57    34,708.43    2,532.96        0.00
076374-8    CALDWELL     8,711.22     2,500.00       343.12      2,843.12       377.50     2,465.62      431.31        0.00
077220-2    OBSTFELD    20,247.00     8,000.00       639.48      8,639.48         0.00     8,639.48    1,504.85        0.00
079400-8    BENDELL     42,236.28    37,900.00         0.00     37,900.00     1,155.60    36,744.40    3,137.61        0.00
084470-4    STANLEY     45,176.55    33,900.00       697.51     34,597.51     4,837.73    29,759.78    5,097.36        0.00
079938-7    WILSON      12,310.61     4,590.00       407.16      4,997.16       555.00     4,442.16    1,577.80        0.00
084445-6    MANER       27,530.88    27,700.00     1,923.75     29,623.75     3,134.01    26,489.74    4,372.06        0.00
078947-9    MONCRIEF    27,046.03    26,000.00       891.67     26,891.67     1,836.58    25,055.09    1,458.55        0.00
081781-7    NEFF        43,078.78    40,650.00     1,436.99     42,086.99     4,165.60    37,921.39    3,853.44        0.00
082943-2    MARVEL      23,582.05    22,400.00     1,288.10     23,688.10     4,548.07    19,140.03    4,492.48        0.00
082890-5    JONES       28,205.53    28,400.00     1,277.61     29,677.61     1,013.14    28,664.47    3,864.60        0.00
083441-6    WILKINS     17,637.56    18,000.00     2,022.72     20,022.72     5,657.89    14,364.83    2,587.44        0.00
084240-1    BOYETTE     16,148.18    16,561.20         0.00     16,561.20     1,071.34    15,489.86    1,165.38        0.00
                                                                     0.00                      0.00                    0.00

                      ==============================================================================================================
                       791,739.59   714,742.20    25,927.34    740,669.54   106,894.36   633,775.18   85,396.53        0.00
                      ==============================================================================================================


    Net             Current
 Pass Thru         Period Net     Cumulative
 Proceeds         Gain/(Loss)    Gain/(Loss)
------------------------------------------------

  13,307.99        (7,909.00)
  32,094.84       (26,107.37)
  23,434.13        (9,006.61)
  22,347.94       (10,679.39)
  15,696.41        (6,429.01)
  20,109.83        (8,714.01)
  21,370.77        (4,351.06)
  21,707.97        (6,281.52)
   5,906.33        (1,935.67)
  21,457.96       (14,765.19)
  11,696.03        (6,629.44)
  11,760.98       (15,111.01)
  33,345.05       (14,697.23)
  46,332.98        (6,331.36)
  32,175.47        (8,136.37)
   2,034.31        (6,676.91)
   7,134.63       (13,112.37)
  33,606.79        (8,629.49)
  24,662.42       (20,514.13)
   2,864.36        (9,446.25)
  22,117.68        (5,413.20)
  23,596.54        (3,449.49)
  34,067.95        (9,010.83)
  14,647.55        (8,934.50)
  24,799.87        (3,405.66)
  11,777.39        (5,860.17)
  14,324.48        (1,823.70)
       0.00             0.00

============================
 548,378.65      (243,360.94)   (1,953,783.84)
================================================



OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                               REPORT DATE: SEPTEMBER 8, 1997
REMITTANCE REPORT                                                                                  POOL REPORT # 19
REPORTING MONTH: AUGUST 30, 1997
                                                                                                   Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                            Original          Beginning        Current       Accelerated                       Ending
             Cert.         Certificate       Certificate      Principal       Principal       Writedown      Certificate
             Class          Balances          Balances         Payable       Distribution      Amounts        Balances
------------------------------------------------------------------------------------------------------------------------------------

A-1                         46,000,000.00     23,558,182.91   (1,722,131.36)     0.00            0.00       21,836,051.55
A-1 Outstanding Writedown            0.00              0.00            0.00      0.00            0.00                0.00

A-2                         52,000,000.00     52,000,000.00            0.00      0.00            0.00       52,000,000.00
A-2 Outstanding Writedown            0.00              0.00            0.00      0.00            0.00                0.00

A-3                         31,061,000.00     31,061,000.00            0.00      0.00            0.00       31,061,000.00
A-3 Outstanding Writedown            0.00              0.00            0.00      0.00            0.00                0.00

A-4                         14,703,000.00     14,703,000.00            0.00      0.00            0.00       14,703,000.00
A-4 Outstanding Writedown            0.00              0.00            0.00      0.00            0.00                0.00

B-1                         13,069,000.00     13,069,000.00            0.00      0.00            0.00       13,069,000.00
B-1 Outstanding Writedown            0.00              0.00            0.00      0.00            0.00                0.00

B-2                          6,536,459.00      6,536,459.00            0.00      0.00            0.00        6,536,459.00
B-2 Outstanding Writedown            0.00              0.00            0.00      0.00            0.00                0.00


                          ------------------------------------------------------------------------------------------------

                           163,369,459.00    140,927,641.91   (1,722,131.36)     0.00            0.00      139,205,510.55
                          ================================================================================================


                   Principal Paid
       Pool          Per $1,000
      Factor        Denomination
-------------------------------------


      47.46968%        37.44
       0.00             0.00

     100.00000%         0.00
       0.00             0.00

     100.00000%         0.00
       0.00             0.00

     100.00000%         0.00
       0.00             0.00

     100.00000%         0.00
       0.00             0.00

     100.00000%         0.00
       0.00             0.00








OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                 REPORT DATE: SEPTEMBER 8, 1997
REMITTANCE REPORT                                                                                    POOL REPORT # 19
REPORTING MONTH: AUGUST 30, 1997
                                                                                                     Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

                                                                                                                      Interest Paid
        Certificate         Remittance      Beginning        Current          Total         Interest        Ending     Per $1,000
           Class               Rate          Balance         Accrual           Paid        Shortfall       Balance    Denomination
                             -------------------------------------------------------------------------------------------------------

A-1                            5.40%             0.00     106,011.82       106,011.82         0.00            0.00        4.50
A-1  Carryover Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00
A-1  Writedown Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00

A-2                            5.80%             0.00     251,333.33       251,333.33         0.00            0.00        4.83
A-2  Carryover Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00
A-2  Writedown Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00

A-3                            6.60%             0.00     170,835.50       170,835.50         0.00            0.00        5.50
A-3  Carryover Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00
A-3  Writedown Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00

A-4                            7.20%             0.00      88,218.00        88,218.00         0.00            0.00        6.00
A-4  Carryover Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00
A-4  Writedown Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00

B-1                            7.30%             0.00      79,503.08        79,503.08         0.00            0.00        6.08
B-1  Carryover Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00
B-1  Writedown Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00

B-2                            8.45%             0.00      46,027.57        46,027.57         0.00            0.00        7.04
B-2  Carryover Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00
B-2  Writedown Interest        0.00              0.00           0.00             0.00         0.00            0.00        0.00

X                                        1,710,422.75     435,462.27       192,101.33   243,360.94    1,953,783.69




R                                                0.00           0.00             0.00         0.00            0.00

Service Fee                                      0.00     117,439.70       117,439.70         0.00            0.00
                                 -----------------------------------------------------------------------------------

                                         1,710,422.75   1,294,831.28     1,051,470.34   243,360.94    1,953,783.69

Less Reserve Fund Deposit                                                        0.00
                                                                       ---------------




Cert.        TOTAL
Class     DISTRIBUTION
------------------------

 A-1      1,828,143.18



 A-2        251,333.33



 A-3        170,835.50



 A-4         88,218.00



 B-1         79,503.08



 B-2         46,027.57



  X         192,101.33




  R

            117,439.70
         ---------------

          2,773,601.70

                  0.00
         ---------------
